SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                            ------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): January 24, 2001


                               Planet411.com Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

              0-27645                              88-0258277
       (Commission File Number)         (IRS Employer Identification No.)

       440 Rene Levesque West, Suite 401, Montreal, Quebec Canada H2Z 1V7
          (Address of Principal Executive Offices, Including Zip Code)

                                 (514) 866-4638
              (Registrant's Telephone Number, Including Area Code)



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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

General

     On January 24, 2001, the registrant entered into an option agreement with Cash Card, Inc., an Oregon corporation, pursuant to which Cash Card acquired the right to purchase, upon the exercise thereof, such number of shares of the registrant's authorized and unissued common stock, par value $0.001 per share, as will equal approximately 74.7% (and approximately 60% on a fully-diluted basis, as described below) of the registrant's issued and outstanding shares of common stock after the exercise of the option. Effective January 31, 2001, the registrant and Cash Card entered into an Addendum to Option modifying certain of the provisions of the option. In the summary description that follows, references to the "option" shall mean the option dated January 24, 2001, as modified by the Addendum to Option. For purposes of this paragraph, "fully diluted" contemplates the exercise of all other outstanding options, warrants, rights and subscriptions, and the exchange of all of the exchangeable shares of the registrant's Canadian subsidiary for shares of the registrant's common stock.

Material Terms of the Option

     Under the option, Cash Card is entitled to purchase 76,896,851 shares of the registrant's common stock at a price of $0.0780266 per share, or an aggregate of $6,000,000. The option expires at 5:00 p.m. Montreal Time on March 21, 2001, which date may be extended from time to time upon the mutual agreement of the parties for periods not to exceed ninety days each. In no event, however, shall the expiration date be extended beyond October 24, 2001.

     In consideration for the option, Cash Card has agreed to assign to the issuer certain contracts with and licenses from third parties. These contracts and licenses are referred to as the "assigned contracts" for purposes hereof. Cash Card will also retain fees and commissions from the assigned contracts, based upon the revenues derived thereunder.

     In addition, under the terms of the option, Cash Card agreed to make a $500,000 working capital loan to the issuer (a) on or before February 5, 2001, as to $50,000 and (b) on or before February 14, 2001, as to the $450,000 balance. The loan has a term of five years and bears interest at the prime rate of interest charged from time to time by Bank of Montreal, Montreal, Quebec. Interest is payable annually, and the loan is amortized commencing on the second anniversary thereof. At the date of this report, the registrant has confirmation that Cash Card has initiated the $50,000 wire transfer due February 5, 2001. At the option of Cash Card, the outstanding principal balance of the loan may be applied in partial payment of the exercise price of the option. Cash Card has also agreed to make available to the registrant a credit line of up to $3,000,000 on or prior to February 28, 2001, for use in performing its obligations under the assigned contracts.


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     If the full amount of the aforementioned working capital loan is not advanced by February 14, 2001, or the $3,000,000 credit line has not been made available by February 28, 2001, the registrant may accelerate the expiration date of the option to the date that immediately precedes such default. The terms of the credit line have not yet been established.

Additional Covenants in the Option (See Section 3 of the option)

     The following is a summary of additional material covenants of the registrant contained in the option:

          (a) Reservation of Option Shares. Prior to the expiration date, but subject to the last sentence of this paragraph, the registrant will authorize and reserve, and will have kept available free from preemptive rights (other than any granted to Cash Card), a sufficient number of shares of common stock to provide for the exercise of the option. The registrant shall use all commercially reasonable efforts to increase its authorized share capital to permit the issuance of the shares underlying the option upon the exercise thereof.

          (b) Registration Rights. Upon the later to occur of February 25, 2001, and the exercise in full of the option, the registrant shall use all commercially reasonable efforts to cause the shares underlying the option to be registered on Form S-3 and to cause such registration statement to be declared effective by the Securities and Exchange Commission.

          (c) Veto Rights. If Cash Card shall make the working capital loan, make available the credit line and assign the assigned contracts in a timely manner (as described in Section 1.2 of the option), then the registrant shall issue to Cash Card one share of Series A Preferred Stock. This share will be issued regardless of whether the option is exercised. The sole rights and preferences of this stock are veto rights with respect to the following matters:

               1. Any amendment or change to the rights and preferences of the Series A Preferred Stock;

               2. Any authorization, creation or issuance of shares of any class having rights or preferences superior to or on parity with the Series A Preferred Stock;

               3. Any increase or decrease in the authorized number of shares of common stock;

               4. Any amendment or waiver of any provisions of the registrant's Certificate of Incorporation or By-laws that affect the rights of the stockholders;
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               5.   The merger, sale or consolidation of the registrant with
                    another entity or the effectuation of any transaction or series of related transactions in which more than 50% of the voting power of the registrant is disposed; and

               6.   The payment of any dividend on the common stock.

               The foregoing veto rights terminate upon the offer and sale of securities by the registrant in a registered public offering that yields gross proceeds to the registrant of at least $20,000,000.00.

          (d) Reverse Split. The registrant agreed to use all commercially reasonable efforts to implement a three-to-one (3-to-1) reverse stock split of its outstanding shares of common stock upon receipt of the full working capital loan and the assigned contracts.

          (e) The registrant agreed to use all commercially reasonable efforts to cause the registrant's shares to be quoted on the Nasdaq SmallCap Market. If Cash Card exercises the option in full and the registrant has to incur expenses to meet the qualitative requirements for listing on the Nasdaq SmallCap Market, the registrant shall issue to Cash Card shares of its common stock having a market value equal to sixty percent (60%) of such expenses incurred by the registrant (such market value to be determined based on the last reported sales price of the common stock prior to the delivery of such shares). Subject to the fiduciary duty of the Board of Directors, the registrant has agreed to approve all such corrective action.

          (f) Leak Out Agreement. The registrant agreed to use all commercially reasonable efforts to cause all affiliates (as defined in Rule 144 under the Securities Act), all advisors and consultants on its advisory board, Cash Card, and all other persons who beneficially own (as determined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) five percent (5%) or more of the total issued and outstanding common stock to enter into a "Leak Out Agreement," limiting the number of shares of common stock sold by each such person to 1,000 shares each month. (See Section 3.13 of the option for representative terms of such agreement.)

          (g) In connection with sales by the registrant of its securities (excluding the sales described in clauses 7.1(A) - (C) of the option), Cash Card shall have the right to purchase such number of securities so as to maintain its then-current ownership percentage in the registrant. These rights expire upon the earliest to occur of (A) an underwritten public offering yielding gross proceeds to the registrant of at least $20,000,000, (B) January 24, 2002, and (C)

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               the registrant's acceleration of the expiration date of the option upon a default by Cash Card. (See Section 7 of the option generally.)

Registrant's Board of Directors

     At the suggestion of Cash Card, the registrant's Board of Directors has elected Jeffrey Loy to fill a recently-created vacancy on the Board of Directors. Since 1999, Mr. Loy has been the President of Affiliatedholdings.com, Inc., a management and corporate finance consulting firm focused on telecommunications and high technology. From 1996 through 1998, Mr. Loy was a Vice President in charge of marketing, engineering and manufacturing for Scandia Technologies, Inc., a supplier of automated assembly, manufacturing and inspection equipment. Mr. Loy's election was not mandated by the terms of the option.

Information regarding Cash Card

     According to drafts of the Schedule 13D to be filed by Cash Card provided to the registrant, Cash Card is under the control of Keith Buck, its sole director. The person or persons to whom Cash Card will issue its stock had not been determined at the time Cash Card filed its Schedule 13D. Based upon the draft Schedule 13D reviewed by the registrant, the registrant believes that the source of the funds to be loaned to the registrant will be working capital derived from capital contributions or loans made to Cash Card upon its initial capitalization. The Schedule 13D also indicates that Cash Card expects the fees and commissions retained by Cash Card under the assigned contracts will be sufficient in amount to pay for the shares to be issued upon the exercise of the option. The registrant makes no representations as to the accuracy of the statements set forth in Cash Card's Schedule 13D.

Other Information

     With respect to Section 403(c ) of Regulation S-K, except as set forth above, the registrant does not know of any arrangements that may at a subsequent date result in a change of control of the registrant.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

          Exhibit 4.1 Option dated January 24, 2001

          Exhibit 4.2 Addendum to Option dated as of January 31, 2001

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                                   SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2001               Planet411.com Inc.
                                         (Registrant)



                                      By:  /s/ Laval Bolduc
                                           -------------------------------------
                                           Laval Bolduc
                                           Chief Operating Officer, Chief
                                           Financial Officer and Treasurer